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                                                                     EXHIBIT 4.8


      STATEMENT PURSUANT TO SECTION 10-602 OF THE ARIZONA REVISED STATUTES

         OF THE DESIGNATIONS, PREFERENCES, RIGHTS AND PRIVILEGES OF THE

                 $7,500,000 SERIES A CONVERTIBLE PREFERRED STOCK
                           PAR VALUE $.05 PER SHARE OF

                                  SIMULA, INC.


            Simula, Inc., a corporation organized and existing under the laws of the state of Arizona (the "Company"), does hereby submit this Statement pursuant to Section 10-602 of the Arizona Revised Statutes as follows:

            1. The name of this corporation is: Simula, Inc.

            2. The resolution (the "Resolution") determining the terms of the Series A Convertible Preferred Stock, par value $.05 per share, of the Company is attached as Exhibit A hereto and is incorporated by reference herein.

            3. The Resolution was duly adopted by unanimous consent of the Board of Directors of the Company on March 16, 1999.

            4. The Resolution was duly adopted by the Board of Directors of the Company and has not been amended, modified, rescinded or superseded and remains in full force and effect.

            IN WITNESS WHEREOF, the Company has caused this Statement to be executed, delivered and filed this 16 day of March, 1999.

                                        /s/ Donald W. Townsend
                                        __________________________________
                                        Donald W. Townsend, President

                                        /s/ Bradley P. Forst
                                        __________________________________
                                        Bradley P. Forst, Secretary
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                                    Exhibit A

              RESOLUTION OF THE BOARD OF DIRECTORS OF SIMULA, INC. PURSUANT TO SECTION 10-602 OF THE ARIZONA REVISED STATUTES

            RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Articles of Incorporation, a new series of preferred stock, par value $.05 per share, to be titled the "SERIES A CONVERTIBLE PREFERRED STOCK" of the Company is hereby created and designated. The number of shares of Series A Preferred Shares (as defined in Section 1 below) shall be 7,500 shares. The voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Shares, and the qualifications, limitations and restrictions thereof, are as follows:

            (1) Designation. The series of preferred stock established hereby shall be designated the "Series A Convertible Preferred Stock" (and shall be referred to herein as the "SERIES A PREFERRED SHARES") and the authorized number of Series A Preferred Shares shall be 7,500. The stated value per share shall be $1,000 (the "STATED VALUE").

            (2) Conversion of Series A Preferred Shares. A holder of Series A Preferred Shares (collectively, the "HOLDERS" and each a "HOLDER") shall have the right, at such holder's option, to convert the Series A Preferred Shares into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), on the following terms and conditions:

                  (a) Conversion Right. Subject to the provisions of Section 2(f) below, each Series A Preferred Share shall be convertible at the option of the Holder thereof, at any time or from time to time on or after the initial date of issuance of the Series A Preferred Shares which shall be the date of the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), among the Company and the initial Investors named therein (such date, "INITIAL ISSUANCE DATE") into fully paid, validly issued and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(g) below) of Common Stock, at the Conversion Rate (as defined below), provided, however, that (i) no Holder shall be entitled to convert any Series A Preferred Shares in excess of the Conversion Limit (except pursuant to Section 2(f)) or (ii) with respect to the Holders in the aggregate, the Common Share Limit (as defined in Section 2(b)(vii) below), unless the Company (A) has obtained approval of the issuance of the Common Stock upon conversion of the Series A Preferred Shares by a majority of the total votes eligible to be cast on such proposal, in person or by proxy, by the holders of the then outstanding shares of Common Stock, (B) shall have otherwise obtained permission to allow such issuances from the New York Stock Exchange ("NYSE") or (C) is no longer governed by a rule promulgated by a stock exchange, NASDAQ or other applicable body prohibiting the issuance of the Common Stock upon conversion of the Series A Preferred Shares in excess of 19.99% of the number of shares of Common Stock outstanding on the Initial Issuance Date and in the case of (i) and (ii) above, except as provided in this Statement. In addition, in no event shall any Holder be entitled to convert Series A Preferred Shares in excess of that number of Series A Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion, provided, however, that a Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this paragraph "beneficial ownership" shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

                  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each of the Series A Preferred Shares pursuant to Sections (2)(a) and 2(f) shall be determined in accordance with the following formula (the "CONVERSION RATE"):

                 Stated Value + all accrued and unpaid dividends
                ------------------------------------------------
                                Conversion Price

            For purposes of this Statement, the following terms shall have the following meanings:

                        (i) "ADDITIONAL SHARES OF COMMON STOCK" shall mean, all shares (including treasury shares) of Common Stock issued or sold or deemed to be issued by the Company after the Initial Issuance Date, whether or not subsequently reacquired or retired by the Company other than (A) shares of Common Stock issued upon conversion of the Series A Preferred Shares and (B) Approved Stock Plan Shares;

                        (ii) "ANNIVERSARY DATE" means the calendar date of the Initial Issuance Date of each calendar year;

                        (iii) "ANNIVERSARY MARKET PRICE" means the average of the Closing Bid Prices of the Common Stock on the 20 consecutive trading days immediately preceding the applicable Anniversary Date;

                        (iv) "APPROVED STOCK PLAN SHARES" means any Options (as defined below) issued to an employee, officer, director, consultant or other service provider of the Company pursuant to any contract, plan or agreement which has been approved by the Board of Directors of the Company (collectively, the "APPROVED STOCK PLANS") for which the price per share of the Common Stock issuable upon the exercise of such Options (a) is equal or in excess of the last sale price of the Common Stock on the date of such issuance (the "SALES PRICE") or (b) is greater than 85% of the Sales Price, but less than the Sales Price (the "BELOW FAIR MARKET VALUE OPTIONS"); provided, however, that the aggregate amount of such Below Fair Market Value Options issued in total by the Company under the Approved Stock Plans cannot exceed 0.5% of the number of shares of Common Stock issued and outstanding as of such issuance date.


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                        (v) "AVERAGE MARKET PRICE" means the average of the
      Closing Bid Prices of the Common Stock on the ten consecutive trading days immediately preceding the applicable date;

                        (vi) "CLOSING BID PRICES" means, for any security as of any date, the last closing bid price on the New York Stock Exchange Composite Transactions Tape as reported by Bloomberg, L.P. ("BLOOMBERG"), or, if the NYSE is not the principal securities exchange for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.;

                        (vii) "COMMON SHARE LIMIT" means 1,982,681;

                        (viii) "COMPANY CONVERSION EVENT LIMIT" means with respect to Section 2(f), (A) 10% of the number of Series A Preferred Shares issued to the Holders on the Initial Issuance Date for the period beginning on the Initial Issuance Date and ending on March 31, 1999 and
      (B) for each calendar month thereafter, an additional 10% of the number of Series A Preferred Shares issued to the Holders on the Initial Issuance Date; provided, however, that in no event shall the Company in any one calendar month be required to convert more than 30% of the number of Series A Preferred Shares issued to the Holders on the Initial Issuance Date.

                        (ix) "CONVERSION LIMIT" means with respect to any Holder, (A) 10% of the number of Series A Preferred Shares issued to such Holder on the Initial Issuance Date for the period beginning on the Initial Issuance Date and ending on March 31, 1999 and (B) for each calendar month thereafter, an additional 10% of the number of Series A Preferred Shares issued to such Holder on the Initial Issuance Date; provided, however, that in no event shall the Company in any one calendar month be required to convert more than 30% of the number of Series A Preferred Shares issued to such Holder on the Initial Issuance Date.

                        (x) "CONVERSION PRICE" means as of any Conversion Date (as defined below) or other date of determination, the lesser of (A) the Fixed Conversion Price and (B) the Variable Conversion Price;

                        (xi) "FIXED CONVERSION PRICE" means with respect to any Conversion Date (A) for the period from the Initial Issuance Date and ending on the day immediately preceding the first Anniversary Date thereof, $8.60; provided, that if (I) on or prior to July 31, 1999 the Company fails to consummate the sale, in a single transaction, of all of the capital stock or all or substantially all of the assets of Coach and Car Equipment Corporation ("CCEC"), an Arizona corporation and wholly-owned subsidiary of the Company, for an aggregate cash consideration of at least $7.5 million


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      and (II) for the period from January 1, 1999 through July 31, 1999, net income (after deduction of all expenses, taxes and interest) of CCEC, as determined in accordance with generally accepted accounting principles, is equal to or less than zero, then the Fixed Conversion Price from August 1, 1999 and ending on the day immediately preceding the first Anniversary Date, shall equal the lesser of (x) $8.60 and (y) 130% of the average Closing Bid Prices of the Common Stock on the 20 consecutive trading days immediately preceding August 1, 1999; and (B) for each successive annual period thereafter, beginning on an Anniversary Date and ending on the day immediately preceding the next Anniversary Date, the lesser of (x) the Fixed Conversion Price then in effect and (y) 130% of the applicable Anniversary Market Price;

                        (xii) "VARIABLE CONVERSION PRICE" means 101% of the average of the Closing Bid Prices for any 15 trading days during a period of the 30 consecutive trading days ending one day prior to the applicable Conversion Date.

                  (c) Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. (i) If the registration statement (the "REGISTRATION STATEMENT") covering the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Shares and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the initial Holders of the Series A Preferred Shares (the "REGISTRATION RIGHTS AGREEMENT") is not declared effective by the United States Securities and Exchange Commission or any successor entity thereto (the "SEC") on or before the 120th calendar day following the Initial Issuance Date (the "SCHEDULED EFFECTIVE DATE"), then for each consecutive thirty (30) day period following the Scheduled Effective Date, each Holder of Series A Preferred Shares shall, until such time as the Registration Statement is declared effective by the SEC (all such payments to be made in cash and nonrefundable on the first day of each thirty (30) day period), be entitled to an amount equal to the product of (A) one percent, multiplied by (B) the Stated Value plus all accrued and unpaid dividends thereon, multiplied by (C) the number of Series A Preferred Shares held by such Holder.

                        (ii) If the Registration Statement shall not have been declared effective by the 140th day following the Scheduled Effective Date, the Company shall be required, at the option of the Holders, to redeem the Series A Preferred Shares in accordance with Section 3(a) and in connection therewith the Company shall pay the Holders who so elect, a price per Series A Preferred Share equal to the Triggering Event Redemption Price (as defined in Section 3(a)(ii)).

                  (d) Adjustment to Fixed Conversion Price, the Common Share Limit, the Conversion Limit, the Company Conversion Event Limit and the Closing Bid Prices -- Dilution and Other Events. In order to prevent dilution of the rights granted under this Statement, the Fixed Conversion Price, the Common Share Limit, the Conversion Limit, the Company Conversion Event Limit and the Closing Bid Prices for any days during any measuring period prior to any of the events set forth below (the "ADJUSTING CLOSING BID PRICES") will be subject to adjustment from time to time as provided in this Section 2(d). Any such adjustments to the Fixed Conversion Price, the Conversion Limit, the Company

      Conversion Event Limit and the Adjusting Closing Bid Prices will be applicable to Series A Preferred Shares not yet converted or redeemed.

                        (i) Dividends and Distributions. If the Company shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, each Holder shall be entitled to receive the number of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, as applicable, which such Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution as if the Series A Preferred Shares then held by such Holder had been converted at the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

                        (ii) Stock Splits and Combinations. If the Company shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Fixed Conversion Price, the Common Share Limit, the Conversion Limit, the Company Conversion Event Limit and the Adjusting Closing Bid Prices, each in effect immediately prior thereto shall be adjusted so that each Holder shall receive the number of shares of Common Stock which such Holder would have owned or been entitled to receive after the happening of any and each of the events described above if such Holder had converted the Series A Preferred Shares held by such Holder immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective.

                        (iii) Organic Changes. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets (in one or a series of related transactions) to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE". In case the Company shall effect an Organic Change, then the Holder shall be given a written notice from the Company informing such Holder of the terms of such Organic Change and of the record date thereof for any distribution pursuant thereto, at least ten (10) days in advance of such record date, and, if such record date shall precede the Mandatory Redemption Date, each Holder shall have the right thereafter to receive, upon conversion of the Series A Preferred Shares, the number of shares of stock or other securities, property or assets of the Company, or of its successor or transferee or any affiliate thereof, or cash receivable upon or as a result of such Organic Change that would have been received by a holder of the number of shares of Common Stock equal to the number of shares each Holder would have received had such Holder converted its Series A Preferred Shares prior to such event at the Conversion Price in effect

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      immediately prior to such event. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holders of a majority of the Series A Preferred Shares then outstanding) to insure that the provisions of this Section 2(d)(iii) will thereafter be applicable to the Series A Preferred Shares (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Holders of a majority of the Series A Preferred Shares then outstanding), the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire or receive. The provisions of this subparagraph (iii) shall similarly apply to successive Organic Changes. "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                        (iv) Adjustment upon Issuance of Options and Convertible Securities. If the Company in any manner grants any rights or options to subscribe for or to purchase one or more classes of its Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") (other than Approved Stock Plan Shares) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (the "NEW OPTION ISSUANCE PRICE") is less than the Average Market Price immediately prior to such time, then, from and after the time of such issue or sale, the Fixed Conversion Price shall be reduced, if necessary, so that it shall not exceed the New Option Issuance Price. For purposes of this Section 2(d)(iv), the New Option Issuance Price shall mean the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                        (v) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable

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      upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for any class of Common Stock change at any time, the Fixed Conversion Price at the time of such change shall be readjusted, effective on and after the date of such change, to the Fixed Conversion Price which would have been in effect on the date of such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                        (vi) Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(d)(ii), (iv) or (v)), without consideration or for a consideration per share less than the Average Market Price in effect immediately prior to such issue or sale, then, and in each such case, the Fixed Conversion Price shall be reduced, to a price determined by multiplying such Fixed Conversion Price by a fraction

                              (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Average Market Price, and

                              (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 2(d)(vi), immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 2(d)(ii), (iv) or (v), such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares of Common Stock shall not be deemed to be outstanding.

                        (vii) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 2(d) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Holder in accordance with the essential intent and principles of this Section 2(d), then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the conversion rights represented by this Note.

                        (viii) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any Organic Change or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Statement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company
      (A) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the conversion of the Series A Preferred Shares, (B) shall not take any action which results in any adjustment of the Fixed Conversion Price or the Adjusting Closing Bid Prices if the total number of shares of Common Stock issuable after the action upon the conversion of the Series A Preferred Shares would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation and available for the purpose of issue upon such exercise, (C) shall not permit the par value of any shares of stock receivable upon the conversion of the Series A Preferred Shares to exceed the amount payable therefor upon such exercise, and (D) shall not issue any capital stock of any class which, as to the Holders, is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

                        (ix) Notices.

                              (A) Immediately upon any adjustment pursuant hereto, the Company will give immediate written notice thereof to each Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                              (B) The Company will give written notice to each Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, or (II) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided, that in no event shall such notice be provided to such Holder prior to such information being made known to the public.

                              (C) The Company will also give written notice to each Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

                        (x) Successive Adjustments. Successive adjustments in the Fixed Conversion Price, the Common Share Limit, the Conversion Limit, the Company Conversion Event Limit and the Adjusting Closing Bid Prices shall be made whenever any event specified above shall occur. All calculations under this Section 2(d) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment in the Adjusting Closing Bid Prices shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall in the aggregate equal $0.01 or more.

                  (e) Mechanics of Conversion. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

                        (i) Holder's Delivery Requirements. To convert Series A Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the Holder thereof shall (A) deliver by courier or transmit by facsimile, for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE"), to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series A Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction pursuant to the provisions set forth in Section 12 hereof) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                        (ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction pursuant to the provisions set forth in
      Section 12 hereof), together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, on the next business day following the date of such receipt (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, (B) credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The Depository Trust Company, or (C) if the Holder requests, issue shares in electronic format (e.g. via DWAC).

                        (iii) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the Company shall promptly issue to the Holder the number of shares of Common Stock that is not disputed pursuant to the provision in this Section 2(e) and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) business day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Conversion Price within one (1) business day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) business day submit via facsimile the disputed determination of the Conversion Price to an independent, reputable accounting firm of national standing acceptable to the Company and such Holder of Series A Preferred Shares. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such accounting firm's determination, shall be binding upon all parties absent manifest error. If as a result of such determination by the accounting firm the Company is required to issue additional shares of Common Stock to a Holder, the Company or the Transfer Agent, as applicable, shall on the next business day following the date such determination is made, issue such shares of Common Stock in accordance with the options set forth in the last sentence of Section 2(e)(ii) above. The reasonable fees and expenses of the accounting firm shall be borne by the party whose calculations is furthest from the accounting firm's determination.

                        (iv) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock on the Conversion Date.

                        (v) Company's Failure to Timely Convert. If the Company shall fail (other than as a result of the situations described in Section 4(a) with respect to which the Holder has elected, and the Company has satisfied its obligations under, one of the options set forth in subparagraphs (i) through (v) of Section 4(a)) to issue to a Holder on a timely basis as described in this Section 2(e), a certificate for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Series A Preferred Shares, the Company shall pay damages to such Holder equal to the greater of (A) actual damages incurred by such Holder as a result of such Holder's needing to "buy in" shares of Common Stock to satisfy its securities delivery requirements ("BUY IN ACTUAL DAMAGES") and (B) if the Company fails to deliver such certificates within five days after the last possible date which the Company could have issued such Common Stock to such Holder without violating this Section 2(e), on each date such conversion is not timely effected in an amount equal to 1% of the product of (A) the number of shares of Common Stock not issued to the Holder on a timely basis and to which such Holder is entitled and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such Holder without violating this Section 2(e).

                  (f) Conversion at the Option of the Company. On any Company Conversion Event Date (as defined below), the Holders shall be required to convert on a pro rata basis such number of Series A Preferred Shares as required by the Company pursuant to a written notice delivered to the holders via facsimile provided, that such notice is delivered within one
      (1) business day following a Company Conversion Event Date. Any such conversion shall be made in accordance with this Section 2 as if the Holders of such Series A Preferred Shares had given a Conversion Notice on the Company Conversion Event Date, and the Conversion Date had been fixed as of the Company Conversion Event Date for all purposes of this Section
      2. Any conversion pursuant to this Section 2(f) shall be subject to the Common Share Limit and the Company Conversion Event Limit, in each case as adjusted as provided herein, but shall not be subject to or otherwise counted towards the Conversion Limit. The Holders of Series A Preferred Shares shall thereupon and within two (2) business days thereafter surrender the Preferred Stock Certificates to be converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction pursuant to the provisions set forth in
      Section 12 hereof), duly endorsed for cancellation, to the Company or the Transfer Agent. No person shall thereafter have any rights in respect of the Series A Preferred Shares so converted, except the right to receive shares of Common Stock on conversion thereof as provided in this Section
      2. "COMPANY CONVERSION EVENT DATE" means any date on which the average of the Closing Bid Prices of the Common Stock for the twenty (20) consecutive trading days immediately preceding such date exceeds the Fixed Conversion Price multiplied by 150%.

                  (g) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Series A Preferred Share by a Holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (h) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Shares.

            (3) Redemption.

                  (a) Voluntary Redemption.

                        (i) Major Transaction. In addition to all other rights of the Holders of Series A Preferred Shares contained in this Statement (including, without limitation, the provisions of Section 2), after a Major Transaction (as defined in Section 3(b) below), each Holder shall have the right in accordance with Section 3(e), at such Holder's option, to require the Company to redeem all or a portion of such Holder's Series A Preferred Shares at a price per Series A Preferred Share equal to the product of (A) the Stated Value plus all accrued and unpaid dividends thereon, multiplied by (B) 105% ("MAJOR TRANSACTION REDEMPTION PRICE"). The provisions of this Section 3(a)(i) shall not be deemed to restrict the ability of a Holder to convert Series A Preferred Shares pursuant to the provisions of Section 2 at any time and from time to time before the consummation of a Major Transaction.

                        (ii) Triggering Event. In addition to all other rights of the Holders of Series A Preferred Shares contained in this Statement (including, without limitation, the provisions of Section 2), after a Triggering Event (as defined in Section 3(c) below), each Holder of Series A Preferred Shares shall have the right in accordance with Section 3(e), at such Holder's option, to require the Company to redeem all or a portion of such Holder's Series A Preferred Shares at a price per Series A Preferred Share equal to the greater of (x) product of (A) the aggregate number of shares of Common Stock for which such Holder would be entitled to receive if the Series A Preferred Shares that it holds would be converted as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open, multiplied by (B) the greater of (x) the Average Market Price of the Common Stock on such date and (y) the product of (A) the Stated Value plus all accrued and unpaid dividends thereon, multiplied by
      (B) 130% (the "TRIGGERING EVENT REDEMPTION PRICE"). The provisions of this
      Section 3(a)(ii) shall not be deemed to restrict the ability of a Holder to convert the Series A Preferred Shares pursuant to the provisions of
      Section 2 at any time and from time to time before such Holder receives the Triggering Event Redemption Price.

                  (b) "Major Transaction". A "MAJOR TRANSACTION" means the occurrence at such time of any of the following events:

                        (i) the consolidation or merger of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or pursuant to a merger after which the Holders of the Company's outstanding capital stock immediately prior to the merger own a number of shares of the resulting company's outstanding capital stock sufficient to elect a majority of the resulting company's board of directors;

                        (ii) the sale, transfer, lease, disposal or abandonment of (whether in one transaction or in a series of transactions) of all or substantially all of the Company's assets (other than a sale or transfer to an entity controlling, controlled by or under common control with the Company); or

                        (iii) a purchase, tender or exchange offer for more than 50% of the outstanding shares of Common Stock or other voting securities of the Company is made and accepted by the holders thereof.

                  (c) "Triggering Event". A "TRIGGERING EVENT" shall be deemed to have occurred at such time as any of the following events:

                        (i) notice from the Company that Common Stock issued or issuable upon conversion of the Series A Preferred Shares cannot be sold under the Registration Statement covering such Common Stock (the "SUSPENSION PERIOD"), for any period of ten consecutive trading days or any twenty non-consecutive trading days during any period of 180 consecutive days that is (A) after the date the Registration Statement has been declared effective by the SEC and (B) prior to the time that the Conversion Stock issuable upon conversion of the Series A Preferred Shares may be sold without limitation in accordance with Rule 144(k) under the Securities Act of 1933, as amended (the "1933 ACT"); provided, that any demand for redemption under this Section 3(c)(i) must be made by a Holder of Series A Preferred Shares within 30 days after receipt of notice from the Company of the termination of the Suspension Period; provided, further, that if the aggregate number of days in all Suspension Periods (the "SUSPENSION DAYS") is equal to or greater than thirty (30) days, then the Mandatory Redemption Date may, at the option of the Holder, be extended by the aggregate number of Suspension Days;

                        (ii) the failure of the Common Stock or the Conversion Shares to be listed on the American Stock Exchange (the "AMEX"), the NYSE or the Nasdaq National Market System for a period of 10 days during any period of 12 months (the "DELISTING PERIOD"); provided, however, that any demand for redemption under this Section 3(c)(ii) must be made by a Holder within 30 days after receipt of the Notice of Redemption Event (as defined in Section 3(e)); or

                        (iii) the Company's notice to any Holder of Series A Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Series A Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 4(a) below, except in any case in which the basis for such intention by the Company is a bona fide dispute as to the right of such Holder to such conversion.

                  (d) Mandatory Redemption. If any of the Series A Preferred Shares remain outstanding on May 1, 2004 (the "MANDATORY REDEMPTION DATE") (subject to extension as provided in Section 3(c)(i) above), then the Company shall be required to redeem all of such Series A Preferred Shares at a price per Series A Preferred Shares equal to the Triggering Event Redemption Price (the "MANDATORY REDEMPTION PRICE" and together with the Major Transaction Redemption Price, and the Triggering Event Redemption Price, each a "REDEMPTION PRICE").

                  (e) Mechanics of Redemption. (i) Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to each Holder (each a "NOTICE OF MAJOR TRANSACTION"). At anytime after receipt of a Notice of Major Transaction, any Holder of the Series A Preferred Shares then outstanding may require the Company to redeem all or any portion of its Series A Preferred Shares by delivering written notice thereof via facsimile or overnight courier (each a "NOTICE OF VOLUNTARY REDEMPTION UPON MAJOR TRANSACTION") to the Company, which Notice of Voluntary Redemption Upon Major Transaction shall indicate (A) the number of Series A Preferred Shares that such Holder is requesting redemption for and (B) the Major Transaction Redemption Price as calculated pursuant to Section 3(a)(i) above.

                        (ii) Upon Triggering Event. Within one day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier to each Holder (each a "NOTICE OF TRIGGERING EVENT"). At anytime after receipt of a Notice of Triggering Event, but only for so long as the facts giving rise to the Triggering Event continue to exist, any Holder may require the Company to redeem all or any portion of its Series A Preferred Shares by delivering written notice thereof via facsimile or overnight courier (each a "NOTICE OF VOLUNTARY REDEMPTION UPON TRIGGERING EVENT") to the Company, which Notice of Voluntary Redemption Upon Triggering Event shall indicate (A) the number of Series A Preferred

      Shares that such Holder is requesting redemption for and (B) the Triggering Event Redemption Price as calculated pursuant to Section 3(a)(ii) above.

                        (iii) Upon Mandatory Redemption Date. Within two business days after receipt of the Mandatory Redemption Price in cash, the Holders shall surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. No Person shall thereafter have any rights in respect of Series A Preferred Shares, except the right to receive the Mandatory Redemption Price.

                  (f) Payment of Redemption Price Upon Voluntary Redemption. Upon the Company's receipt of a Notice of Voluntary Redemption Upon Major Transaction or Notice of Voluntary Redemption Upon Triggering Event from any Holder, the Company shall immediately notify such Holder by facsimile of the mechanics of the delivery of each Holder's Preferred Stock Certificate and, if applicable, the Company's receipt of such requisite notice necessary to effect a redemption and such Holder of Series A Preferred Shares shall thereafter promptly send such Holder's Preferred Stock Certificates to be redeemed to the Company or its Transfer Agent (or an indemnification undertaking with respect to such shares in the case of their loss, the theft or destruction pursuant to the provisions set forth in Section 12 hereof). The Company shall deliver the applicable Redemption Price to such Holder within ten (10) days after the Company's receipt of the requisite notice required to affect a redemption; provided, that a Holder's Preferred Stock Certificates shall have been so delivered to the Company or its Transfer Agent (or an indemnification undertaking with respect to such shares in the case of their loss, the theft or destruction pursuant to the provisions set forth in Section 12 hereof); provided further that if the Company is unable to redeem all of the Series A Preferred Shares, the Company shall redeem an amount from each Holder of Series A Preferred Shares equal to such Holder's pro rata amount (based on the number of Series A Preferred Shares held by such Holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares being redeemed. If the Company shall fail to redeem all of the Series A Preferred Shares submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the applicable Redemption Price), in addition to any remedy such Holder of Series A Preferred Shares may have under this Statement and the Securities Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series A Preferred Shares shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid Redemption Price in full to each Holder, Holders of the Series A Preferred Shares then outstanding, including shares of Series A Preferred Shares submitted for redemption pursuant to this Section 3 and for which the applicable Redemption Price has not been paid, shall have the option (the "VOID REDEMPTION OPTION") to, in lieu of redemption, require the Company to promptly return to each Holder all of the Series A Preferred Shares that were submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile or by courier (the "VOID REDEMPTION NOTICE"). Upon the Company's receipt of such Void Redemption Notice and prior to payment of the full applicable Redemption Price to each Holder, (i) the Notice of Voluntary Redemption Upon Major Transaction or Notice of Voluntary Redemption Upon Triggering Event, as applicable, shall be null and void with respect to those Series A Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, and (ii) the Company shall immediately return any Series A Preferred Shares submitted to the Company by each such Holder for redemption under this Section 3(f) and for which the applicable Redemption Price has not been paid. Notwithstanding the foregoing, in the event of a dispute as to the determination of the arithmetic calculation of the applicable Redemption Price, such dispute shall be resolved pursuant to the provisions set forth in Section 2(e)(iii) above. Payments provided for in this Section 3 in connection with a Redemption Upon a Major Transaction shall have priority to payments to other stockholders in connection with a Major Transaction.

                  (g) Redemption Upon Reaching Common Share Limit. In addition to all other rights of the Holder contained herein (including, without limitation, the provisions of Section 2), after the Common Share Limit has been reached (unless it is no longer applicable as contemplated by Section 2(a)), the Company shall redeem all of the Series A Preferred Shares then outstanding, and pay each Holder in cash an amount per Series A Preferred Share equal to the greater of (i) 130% of the Stated Value plus accrued and unpaid dividends to the date of such redemption and (ii) the product of (A) the aggregate number of shares of Common Stock for which such Holder would be entitled to receive if the Series A Preferred Shares that it holds would be converted as of the date that the Common Share Limit was reached and (B) the Average Market Price ("COMMON SHARE LIMIT REDEMPTION PRICE"). The provisions of this Section 3(g) shall not be deemed to restrict the ability of the Holder to convert Series A Preferred Shares pursuant to the provisions of Section 2 at any time and from time to time before the Common Share Limit is reached or if the Common Share Limit is no longer applicable.

             (4) Inability to Fully Convert.

                  (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities, including without limitation the NYSE, from issuing all of the Common Stock which is to be issued to a Holder pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such Holder's Conversion Notice and pursuant to Section 2(e) above and, with respect to the unconverted Series A Preferred Shares, the Holder, solely at such Holder's option, can elect to (unless the Company issues and delivers the Common Stock underlying the unconverted Series A Preferred Shares prior to the Holder's election hereunder, in which case such Holder shall only be entitled to receive Buy In Actual Damages under Section 2(e)(v)):

                        (i) require the Company to redeem from such Holder those Series A Preferred Shares for which the Company is unable to issue Common Stock in accordance with such Holder's Conversion Notice ("DEFAULT REDEMPTION") at a price per Series A Preferred Share equal to the Triggering Event Redemption Price as of such Conversion Date;

                        (ii) if the Company's inability to fully convert Series A Preferred Shares is pursuant to Section 4(a)(i)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such Holder's Conversion Notice pursuant to Section 2(e) above;

                        (iii) void its Conversion Notice and retain or have retained, as the case may be, the nonconverted Series A Preferred Shares that were to be converted pursuant to such Holder's Conversion Notice; or

                        (iv) if the Company's inability to fully convert Series A Preferred Shares is pursuant to the rules and regulations described in
      Section 4(a)(i)(y) above, require the Company to issue shares of Common Stock in accordance with such Holder's Conversion Notice and pursuant to
      Section 2(e) above at a Conversion Price equal to the Average Market Price of the Common Stock on the date preceding such Holder's Notice in Response to Inability to Convert (as defined below).

                  (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a Holder of Series A Preferred Shares, upon receipt of a facsimile copy of a Conversion Notice from such Holder which cannot be fully satisfied as described in Section 4(a) above, a notice of the Company's inability to fully satisfy such Holder's Conversion Notice (the "INABILITY TO FULLY CONVERT NOTICE"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such Holder's Conversion Notice, (ii) the number of Series A Preferred Shares which cannot be converted and
      (iii) the Default Redemption Price. Such Holder must within five (5) business days of receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("NOTICE IN RESPONSE TO INABILITY TO CONVERT") of its election pursuant to Section 4(a) above.

                  (c) Payment of Default Redemption Price. If such Holder shall elect to have its shares redeemed pursuant to Section 4(a)(i) above, the Company shall pay the Default Redemption Price in cash to such Holder within ten (10) days of the Company's receipt of the Holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the Default Redemption Price to such Holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Default Redemption Price), in addition to any remedy such Holder of Series A Preferred Shares may have under this Statement and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.25% per month (prorated for partial months) until paid in full. Until the full Default Redemption Price is paid in full to such Holder, such Holder may void the Default Redemption with respect to those Series A Preferred Shares for which the full Default Redemption Price has not been paid and receive back such Series A Preferred Shares. Notwithstanding the foregoing, if the Company fails to pay the Default Redemption Price within such ten (10) day time period due to a dispute as to the determination of the arithmetic calculation of the Default Redemption Price, such dispute shall be resolved pursuant to Section 2(e)(iii) above.

                  (d) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one Holder on the same day and the Company can convert and redeem some, but not all, of the Series A Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each Holder electing to have Series A Preferred Shares converted and redeemed at such time an amount equal to such Holder's pro rata amount (based on the number of Series A Preferred Shares held by such Holder relative to the number of Series A Preferred Shares outstanding) of all Series A Preferred Shares being converted and redeemed at such time.

            (5) Reissuance of Certificates. In the event of a conversion or redemption pursuant to this Statement of less than all of the Series A Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Series A Preferred Shares a preferred stock certificate representing the remaining Series A Preferred Shares which have not been so converted or redeemed.

            (6) Reservation of Shares. The Company shall, so long as any of the Series A Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Shares then outstanding; provided, that the number of shares of Common Stock so reserved shall at no time be less than 200% of the aggregate number of shares of Common Stock for which (a) the Series A Preferred Shares are at any time convertible and (b) the dividends on the Series A Preferred Shares pursuant to Section 7 hereof are payable; provided, further, that such shares of Common Stock so reserved shall be allocated for issuance upon conversion of Series A Preferred Shares pro rata among the Holders of Series A Preferred Shares based on the number of Series A Preferred Shares held by such Holder relative to the total number of authorized Series A Preferred Shares.

            (7) Dividends. The Holders of the outstanding Series A Preferred Shares shall be entitled to receive cumulative dividends at the rate of 6% per annum of the Stated Value per Series A Preferred Share. Such dividends shall be payable quarterly in arrears on the last day of March, June, September and December of each year, commencing on June 30, 1999 (each of such dates being a "DIVIDEND PAYMENT DATE"). Such dividend shall accrue on each Series A Preferred Share from the Initial Issuance Date (with appropriate proration for any partial dividend period) and shall accrue from day-to-day, whether or not earned or declared. Dividend payments made with respect to Series A Preferred Shares may be made, subject to the terms hereof, in cash or, at the option and in the sole discretion of the Board of Directors of the Company, in full or in part, by issuing validly issued, fully paid and nonassessable shares of Common Stock; provided that the shares of Common Stock so issued are covered by an effective Registration Statement or may otherwise be sold without limitation in accordance with Rule 144(k) under the 1933 Act. The number of shares of Common Stock to be so issued shall be equal to the quotient of (a) the amount of the dividend to be paid on such Dividend Payment Date which is not being paid in cash, divided by (b) 90% times the Average Market Price. If the Board of Directors shall elect to pay any part of a dividend by such issuance of Common Stock, the Company shall provide notice (the "COMMON STOCK ELECTION NOTICE") to such effect to the Holders of the Series A Preferred Shares by no later than thirty (30) days prior to the applicable Dividend Payment Date. If the Company shall not provide a Common Stock Election Notice, the applicable dividend shall be paid in cash. The issuance of such Common Stock (plus the amount of cash dividend, if any, paid together therewith) shall constitute full payment of such dividend. In no event shall an election by the Board of Directors to pay dividends, in full or in part, in cash on any Dividend Payment Dates preclude the Board of Directors from electing any other available alternative in respect of all or any portion of any subsequent dividend.

            (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred Share equal to the product of (x) 110% and (y) the sum of (i) the Stated Value and (ii) all accrued and unpaid dividends thereon (such sum being referred to as the "LIQUIDATION VALUE"); provided, that if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series A Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Series A Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Statement, as a percentage of the full amount of Preferred Funds payable to all holders of Series A Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

            (9) Preferred Rank. All shares of Common Stock of the Company shall be of junior rank to all Series A Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. All other shares of preferred stock shall not be of senior rank to all Series A Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. As long as the Series A Preferred Shares initially issued remain outstanding, then without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior rank or rank pari passu to the Series A Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Arizona Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

            (10) Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the Series A Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, declare or pay any cash dividend or distribution on its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares.

            (11) Voting Rights and Related Matters.

                  (a) The Holders of the outstanding Series A Preferred Shares shall have no voting rights, except as required by law, including, but not limited to, the laws of the State of Arizona, and as expressly provided in this Statement.

                  (b) The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, shall be required for any change to this Statement or the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares.

            (12) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series A Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue

      Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such Series A Preferred Shares into Common Stock.

            IN WITNESS WHEREOF, the Company has caused this Statement to be signed, as of the 24 day of March, 1999.

                                        SIMULA, INC.



                                        By:  /s/  Donald W. Townsend
                                           _________________________________

                                           Name: Donald W. Townsend
                                           Its:  President

                                    EXHIBIT I

                                  SIMULA, INC.
                                CONVERSION NOTICE

Reference is made to the Statement Pursuant to Section 10-602 of the Arizona Revised Statutes of Simula, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $.05 per share (the "SERIES A PREFERRED SHARES"), of Simula, Inc., an Arizona corporation (the "COMPANY"), indicated below into shares of Common Stock, par value $.01 per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series A Preferred Shares specified below as of the date specified below.


  Date of Conversion:
                                         ---------------------------------------

  Number of Series A
  Preferred Shares to be converted:
                                         ---------------------------------------

  Stock certificate no(s). of Series A
  Preferred Shares to be converted:
                                         ---------------------------------------

Please confirm the following information:

  Conversion Price:
                                         ---------------------------------------

  Number of shares of Common Stock
  to be issued:
                                         ---------------------------------------

Please issue and deliver the Common Stock and, if applicable, any check drawn on an account of the Company into which the Series A Preferred Shares are being converted in the following name and to the following address:

   Issue to:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

   Facsimile Number:
                                         ---------------------------------------

   Authorization:
                                         ---------------------------------------
                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
   Dated:
                                         ---------------------------------------